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                                                                   Exhibit 10.8

                                 LEASE AGREEMENT

Concluded on 31st December 1997 between the companies Zisapel Properties (1992) Ltd. and Klil & Michael Properties (1992) Ltd. (hereinafter : "the Lessor"), and the company RADVision (hereinafter : "the Lessee") herein represented by
__________ .

1. "The Premises" - an area of 880 square metres on level B , ___ square metres on the ___ level and ___ square metres on the ___ basement level of the building situate at 24 Raoul Wallenberg Street, Tel Aviv, as marked on the diagram in ANNEX A together with 21 covered parking bays and ___ open parking bays.

2. The Lessee leases the Premises from the Lessor with effect from 15th January 1998 (hereinafter : "the Date of Commencement of the Lease") until 31st December 1998 (hereinafter : "the Initial Lease Period"). The Lessee shall have an option to extend the lease until 31st December 1999, thereafter until and ___ and thereafter until and ___ (each of the above periods of extension shall hereunder be called : "the Option Period", the Initial Lease Period and each of the Option Periods may also hereunder sometimes be called "the Lease Period"). The Lessor shall give 60 days prior written notice to the Lessee as to the exercise of the Option. During the Option Periods all the conditions of this Agreement shall, MUTATIS MUTANDIS, apply. Notwithstanding the foregoing provisions, the Lessee shall be entitled to terminate the Lease Period prior to the expiration of the Lease Period or any Option Period, if a substitute lessee is found from within the RAD-Bynet Group and upon 90 days prior written notice. Notwithstanding the foregoing, the Lessor shall have the right to give notice to the Lessee as to the termination of the lease at any time and for any reason, upon 90 days prior written notice. In any event the inclusive Lease Periods shall not exceed nine years and eleven months.

3. The Lessee accepts the Premises in clean and good condition, meeting its needs, including air conditioning, kitchenette, toilets, on a marble, ceramic, granite, porcelain floor, gypsum partitioning, acoustic ceilings, PVC carpets, ___ standard telephone extensions, ___ parallel telephone extensions, ___ smart telephone extensions and ___ speakers (hereinafter : "the Basic Condition of the Premises").

4. Should the Lessee request that alterations be effected to the Premises in a departure from the Basic Condition of the Premises, the Lessor shall effect the same as set forth in ANNEX B. Should the Lessee leave the property prior to the expiration of 4 years from the Date of Commencement of the Lease, the Lessee shall refund to the Lessor the cost of such alterations to the Premises as set forth in ANNEX B, together with interest at 5% per annum reckoned from the date on which such alterations were effected to date of actual payment. After effecting such alterations as set out above, the Lessee shall not effect any further alteration to the Premises (hereinafter : "Further Alterations"), without the prior written consent of the Lessor. Should the Lessee so effect any Further Alterations as aforesaid - the Lessee alone shall bear all the costs involved therein.

5.       The monthly rental shall be as follows :

         5.1 A sum in new Israeli shekels equal to US $ 16 per square metre. A sum in new Israeli shekels equal to US $ 90 for each covered parking bay. A sum in new Israeli shekels equal to US $ 60 for each open parking bay.

                  The rental shall be paid at the representative rate of exchange of the dollar as shall be known on the date of actual payment, together with value added tax.

         5.2 In addition, in the first year the Lessee shall pay an amount in new Israeli shekels equals to US $ _____ per month for the installation of an infrastructure for computers on the Premises. Such payment shall be made in conjunction with the rental as set forth in paragraph 6 hereunder.

         5.3 In addition to the rental and to the payments set forth above, the Lessee shall be responsible for all the amounts set forth in paragraphs 7 and 8 hereunder.

6. The rental shall be paid quarterly for three (3) months in advance on the first day of each calendar month, or on the first business day next following the first day of the month, should this day fall on a Sabbath or Holiday. The first payment shall be on __________ for the months of __________ , and with effect from the second payment, on the first day of the month commencing on each annual quarter.

7. The Lessee shall be responsible for all the on-going payments associated with the use of the Premises during the Lease Period, including municipal assessment rates, accounts for water, electricity, gas, telephone (including the cost of the extensions and the installation thereof), maintenance and air conditioning. Debiting shall be effected in the manner ordinarily applied by the RAD-Bynet Group from time to time.

8. The Lessor shall provide management and maintenance services to the structure in which the Premises are situate, subject to and as set forth in the management agreement attached to this Agreement as ANNEX C.

         When required to do so, the Lessee undertakes to enter into an agreement with the Management Company for the entire Lease Period in such form as shall be prescribed by the Lessor from time to time, and to sign any revision or addendum thereto and it shall be obliged to comply with all its obligations in accordance with that agreement. Failure to sign an agreement with the Management Company or any breach of the agreement between the Lessee and the Management Company shall be regarded as a breach of this Agreement on the part of the Lessee, and it is expressly recorded that non payment of the management and maintenance fee to the Lessor or to the Management Company as required and on the due date thereof shall be deemed to be a fundamental breach of this Agreement on the part of the Lessee. Furthermore, it is recorded that the cleaning of the interior of the Premises is optional and is not comprised within the services which the Lessee shall receive from the Lessor or from the Management Company.

9. A delay of 3 or more months in any payment due by the Lessee under this Agreement shall constitute a fundamental breach of this Agreement by the Lessee and shall confer upon the Lessor the right to evict the Lessee forthwith. Without prejudice to the Lessor's right to evict the Lessee as aforesaid - this shall accord to the Lessor the right to enforce such payment against the Lessee and inasmuch that the Lessee may have failed to effect such payment on due date thereof, the Lessee shall also be liable to pay the Lessor arrears interest on the amount so in arrears at the Libor rate applicable at such time plus 3% per month to date of actual payment. The receipt of the interest by the Lessor shall be in addition to its rights under this Agreement and under any law and the receipt thereof shall not be and shall not be considered as any waiver of any rights accorded to it in pursuance of this Agreement or under any law.

10. Upon the expiration of the Lease or Option Period or termination thereof as defined in paragraph 2 above, as the case may be, the Lessee undertakes to restore the Premises and the appurtenances therein to the same condition as they had been received after effecting the alterations to the Basic Condition of the Premises and prior to carrying out any Further Alterations (if any), including re-painting and cleaning as set forth in paragraph 3 above, save for normal wear and tear resulting from ordinary and reasonable use or deterioration caused to the Premises during the Lease Period, notwithstanding ordinary and reasonable use by the Lessee or by a person on its behalf or under its authority, or as a result of VIS MAJOR.

11. The Lessee shall be liable for damage caused as a result of the lease and the use of the Premises by it and/or by its agents and/or by its invitees and/or any person on its behalf. The Lessee shall repair any damage as aforesaid in accordance with the Lessor's requirements.

12. The Lessee is an insured within the framework of the insurance held by the RAD-Bynet Group and shall remain such an insured for the entire Lease Period as shall be customarily applied by the Group from time to time.

13. The Lessee shall be entitled to transfer any part of its rights in and to the Premises only to a sub-lessee within the RAD-Bynet Group (hereinafter : "the Sub-Lessee"). In any event the Lessee shall continue to be responsible for all its obligations under this Agreement with respect to the whole area of the Premises as a guarantor for the fulfilment by the Sub-Lessee of all the provisions of this Agreement.

14. Should the level of the holdings of Yehuda Zisapel and Zohar Zisapel decline, directly or indirectly below 25% of the issued share capital of the Lessee, and this as a guarantee for the fulfilment of all the obligations of the Lessee under this Agreement, the Lessee shall deposit with the Lessor, immediately upon receipt of the Lessor's initial request, and to its order, an autonomous unconditional, transferable bank guarantee, capable of foreclosure in its entirely or in instalments at any time without furnishing reasons therefor; in an amount in new Israeli shekels equal to 3 months rental, calculated at the rate applicable at the time of the issue of such bank guarantee. The guarantee shall be linked to the Consumer Price Index. The guarantee shall be valid for the entire Lease Period then remaining at the time of receipt of the Lessor's initial request, plus 3 months, and the validity thereof shall be renewed from time to time, one month prior to the date on which such validity is due to lapse, until the expiration of the Option Period plus 3 months after the expiration of such Option Period. The guarantee shall be duly stamped and all costs involved in the issue thereof shall be due solely be the Lessee.

15. Remarks :

         ---------------------------------------------------------
         ---------------------------------------------------------
         ---------------------------------------------------------

RADVISION LTD.       ZISAPEL PROPERTIES           KLIL & MICHAEL PROPERTIES
                     (1992) LTD.                 (1992) LTD.


------------------   ----------------------       -----------------------------
The Lessee           Zisapel Properties           Klil & Michael Properties
                     (1992) Ltd.                  (1992) Ltd.

                                    ANNEX A

[This exhibit consists of a two dimensional floor plan for the leased premises (an area of 880 square meters on Level B) at 24 Raoul Wallenberg Street
Tel Aviv Israel. The floor plan shows a cross sectional view of room divisions within the premises.]

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                                     ANNEX B

Schedule of the Works Required         AN ESTIMATE OF THE COST (IT IS NECESSARY
to be Undertaken                       TO ATTACH PLANS AS REQUIRED BY THE
                                       LESSOR) OF THE WORKS IN NEW ISRAELI
                                       SHEKELS / DOLLARS

Total amount of the Works ___________ new Israeli shekels / dollars

I approve the Works and the cost thereof, as set forth in this Annex.


-----------------------------       -------------------------      ----------
Zisapel Properties (1992) Ltd.      Klil & Michael Properties      The Lessee
                                    (1992) Ltd.

                                 ANNEX C

Summary of agreement with the management company--translated from Hebrew original

Management Company: Ariel Properties--ZIV Towers Management Ltd.

Building:    24 Raoul Wallenberg Street Tel Aviv Israel.

Services:    Providing maintenance services to the shared area in the building.

Fees:    Each tenant will pay the pro rata cost of its share in the shared areas, according to actual costs paid by the management company plus 10%, (provided such costs are reasonable and as customary in similar buildings). Such fees will be paid quarterly.

                                    AMENDMENT

To the Lease Agreement between the companies Zisapel Properties (1992) Ltd. and Klil & Michael Properties (1992) Ltd., and the company RADVision dated 15th January 1998 (hereinafter : "the Agreement"), made and entered into on 31st December 1997.

The parties agree that with effect from 1st September 1998, an area of 206 square metres shall be added to the Premises (hereinafter : "the First Additional Area of the Premises") marked in yellow on the diagram attached
hereto, and with effect from   a further area of   square metres shall be
added to the Premises (hereinafter : "the Second Additional Area") marked in green on the diagram attached to this Amendment, with effect from 1st September 1998 the area of the Premises set forth in paragraph 1 of the Agreement shall be changed and shall be 1086 square metres and not as it appears in the Agreement.

There are no other changes to the provisions of the Agreement.

For the sake of clarity the amount of the rental under paragraph 5.1 of the Agreement shall be calculated as if the further area of the Premises had been leased with effect from signature of the Agreement.

______________    ______________________________     _________________________
  The Lessee      Zisapel Properties (1992) Ltd.     Klil & Michael Properties
RADVision Ltd.                                       (1992) Ltd.

                                     DIAGRAM



  [Diagram of an area of 206 square meters (the First Additional Area) marked in yellow and further area marked in green (the Second Additional Area), totaling 1,086 square meters]

                                    AMENDMENT

To the Lease Agreement between the companies Zisapel Properties (1992) Ltd. and Klil & Michael Properties (1992) Ltd., and the company RADVision dated 15th January 1998 (hereinafter : "the Agreement"), made and entered into on 31st December 1997.

The parties agree that with effect from 2nd May 1999, an area of 412 square metres shall be added to the Premises (hereinafter : "the First Additional Area of the Premises") marked in yellow on the diagram attached hereto and with
effect from a further area of   square metres shall be added to the
Premises (hereinafter : "the Second Additional Area") marked in green on the diagram attached to this Amendment, with effect from 2nd May 1999 the area of the Premises set forth in paragraph 1 of the Agreement shall be changed and shall be 1498 square metres and not as it appears in the Agreement. Furthermore, with effect from 2nd May 1999, 10 covered parking bays shall be added. Accordingly the number of parking bays leased shall be 33, of which 33 shall be
charged at $ 90 and of which   shall be charged at $     .

There are no other changes to the provisions of the Agreement.

For the sake of clarity the amount of the rental under paragraph 5.1 of the Agreement shall be calculated as if the further area of the Premises had been leased with effect from signature of the Agreement.

RADVISION LTD.       ZISAPEL PROPERTIES           KLIL & MICHAEL PROPERTIES
                     (1992) LTD.                 (1992) LTD.


------------------   ----------------------       -----------------------------
The Lessee           Zisapel Properties           Klil & Michael Properties
                     (1992) Ltd.                  (1992) Ltd.

                                     DIAGRAM



  [Diagram of an area of 412 square meters (the First Additional Area) marked in yellow and further area (the Second Additional Area) marked in green, totaling 1,498 square meters]

                          AMENDMENT TO LEASE AGREEMENT

             Made and entered into at Tel Aviv on 1st December 1999

On 31st December 1997 a lease agreement was entered into between Zisapel Properties (1992) and the company Klil & Michael Properties (1992) Ltd., and the company RADVision Ltd for the lease of an area of 880 square metres, for the lease of a further area of 206 square metres with effect from 1st September 1998, and for the lease of a further area of 412 square metres with effect from 2nd May 1999, and in the aggregate for the lease of an inclusive area of 1498 square metres, and for the lease of 33 parking bays ("the Lease Agreement").

The parties hereby agree to extend the Lease Agreement until 31st August 2000.

Paragraph 5.1 of the Lease Agreement shall be changed as follows :

An amount in new Israeli shekels equal to US $ 16.50 per square metre. An amount in new Israeli shekels equal to US $ 110 per parking bay. The rest of the provisions of this paragraph shall remain unchanged.

No change in the rest of the provisions of the Agreement.


----------------------     -----------------------------     ------------------
Zisapel Properties         Klil & Michael Properties         RADVision Ltd.
(1992) Ltd.                (1992) Ltd.